UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

YATINOO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-149995	20-8066540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Turnpike Street, Suite 103 North Andover, MA 01845
(Address of principal executive offices)

Registrant’s telephone number, including area code: (978) 222-9813

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry Into a Material Definition Agreement

Yatinoo, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) dated as of June 8, 2009, with Atmosphere Corp., a recently formed Delaware corporation.  Under the APA, the Company sold to Atmosphere certain non-core assets identified as OZQ8.com, rights to the unfinished software source code relating to an Internet business and social network of the Company, and a license to use all of the intellectual property of the Company.

On April 16, 2009, the Company completed the acquisition of OZQ8, Inc., a Kuwait corporation (“OZQ8”).  The Company purchased all of the outstanding capital stock and assets of OZQ8, pursuant to a Securities and Asset Purchase Agreement which has been filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on April 20, 2009.  A purchase price of $45,000 was paid.  OZQ8 owns and operates the domain www.ozq8.com, along with other related domain names, source code and intellectual property rights.

The Company disclosed in a Form 8-K filed with the SEC on April 29, 2009, that it had entered into a Software License Agreement dated April 23, 2009 (the “License”), with Web Vois Global Communication, Inc. (the “Licensor”), a Moroccan corporation.  The Licensor owns technology, patents and published works (the “Technology”) related to voice over Internet Protocol (“VOIP”).  The Licensor granted to the Company an exclusive license to use and modify the software in source code to develop the Company’s website called the Atmosphere (a social network).  This is expected to provide the Company with VOIP, videos, text input and audio and Twitter capabilities, via mobile devices.  The Company paid the Licensor a fee of $33,0000 upon execution of the License and is obligated to pay $33,000 for the first year thereafter and $16,500 every three months after the first year.

The Company granted Atmosphere Corp. a non-exclusive 25 year license to use the intellectual property associated with the portal Yatinoo.com and the Yatinoo search engine.  In addition, under the terms of the Web Vois License, the Company granted Atmosphere Corp., a sub-license to use the Web Vois software in an unfinished source code.

The Company has been unable to re-list its securities on the OTC Bulletin Board maintained by FINRA which has prevented it from obtaining the funds necessary to expand its business.  The Company’s Board of Directors therefore decided to limit its activities to its original business of operating the portal Yatinoo.com.  In consideration for the foregoing sale of assets and grant of a license to Atmosphere Corp., the Company will receive 5% of the outstanding Common Stock of Atmosphere Corp.

Item 5.03             Amendment to Articles of Incorporation or By-Laws

On June 23, 2009, the Company amended and restated its Certificate of Incorporation to decrease the number of authorized shares of common stock, par value $.001 per share (the “Common Stock”), from five hundred million to fifty million, and (ii) effect a reverse stock split pursuant to which for every forty (40) shares of Common Stock, which shall have been issued and shall be outstanding immediately prior to the effectiveness of this amendment shall be reverse split into one (1) share of Common Stock.

The above-described amendment was approved by unanimous written consent of the Board of Directors and at least a majority in interest of the shareholders.  On June 19, 2009, the record date for the reverse split, there were 34,896,000 shares issued and outstanding which will be exchanged for 872,400 reverse split shares.

Item 9.01             Financial Statement and Exhibits

(a)(b) Financial Statistics – None

(d) Exhibits

3.1 Amended and Restated Certificate of Incorporation of Yatinoo, Inc.

10.1 Asset Purchase Agreement dated as of June 8, 2009, by and between the Yatinoo, Inc. and Atmosphere Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2009	Yatinoo, Inc.

	By:	/s/ Francis P. Magliochetti
Francis P. Magliochetti
Interim CEO